EXHIBIT 10.12


                          CREDIT AND SECURITY AGREEMENT

                         Dated as of September 30, 1996

         DIGITAL BIOMETRICS, INC., a Delaware corporation (the "Borrower"), and NORWEST BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:


                                    ARTICLE I

                                   Definitions

         Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  "Accounts" means the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis, whether now existing or hereafter arising.

                  "Advance" has the meaning given in Section

                  "Base Rate" means the rate of interest publicly announced from time to time by Norwest Bank Minnesota, National Association as its "base rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "Book Net Worth" means the aggregate of the common stockholders' equity of the Borrower, determined in accordance with GAAP.

                  "Borrowing Base" means, at any time and subject to change from time to time in the Lender's sole discretion, the lesser of:

                  (a) the Maximum Line; or

                  (b) (i) 75% of Eligible Accounts minus (ii) $100,000.

                  "Collateral" has the meaning given in Section .

                  "Default Rate" means an annual rate equal to 3% over the Floating Rate, which rate shall change when and as the Floating Rate changes.

                  "Eligible Accounts" means only all unpaid Accounts arising from the sale of product from Borrower's "TENPRINTER S-Series" product line, net of any credits, which have been designated by the Borrower as Eligible Accounts, except the following shall not in any event be deemed Eligible Accounts:

                           (1) That portion of Accounts over 120 days past
                  installation date, as evidenced by a certificate of installation signed by the account debtor;

                           (2) That portion of Accounts that are disputed or
                  subject to a claim of offset or a contra account;

                           (3) That portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, as evidenced by a certificate of installation signed by the account debtor;

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                           (4) Accounts owed by an account debtor located
                  outside the United States which are not backed by a bank letter of credit assigned to the Lender, in the possession of the Lender and acceptable to the Lender in all respects, in its sole discretion;

                           (5) Accounts owed by an account debtor that is the
                  subject of bankruptcy proceedings or has gone out of business;

                           (6) Accounts owed by a shareholder, subsidiary,
                  affiliate, officer or employee of the Borrower;

                           (7) Accounts not subject to a duly perfected security
                  interest in favor of the Lender or which are subject to any lien, security interest or claim in favor of any Person other than the Lender;

                           (8) That portion of Accounts that have been
                  restructured, extended, amended or modified;

                           (9) That portion of Accounts that constitutes finance
                  charges, service charges or sales or excise taxes;

                           (10) Accounts owed by an account debtor, regardless
                  of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (1), (2) or (8) above; and

                           (11) Accounts, or portions thereof, otherwise deemed
                  ineligible by the Lender in its sole discretion.

                  "Event of Default" has the meaning specified in Section .

                  "Floating Rate" means an annual rate equal to the sum of the Base Rate plus one and one-half percent (1.5%) which annual rate shall change when and as the Base Rate changes.

                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section .

                  "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired.

                  "Loan Documents" means this Agreement, the Note, the Disclosure and the Security Documents and any and all other related instruments, agreements and documents.

                  "Maximum Line" means $3,500,000.

                  "Note" means the Borrower's revolving promissory note, payable to the order of the Lender in form and content satisfactory to Lender.

                  "Obligations" means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, including all indebtedness arising under this Agreement, the Note or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Security Documents" means the Collateral Account Agreement and the Lockbox Agreement, each of even date herewith and by and among the Borrower, the Lender and Norwest Bank Minnesota, National Association and any and all other documents, instruments and agreements executed by the Borrower or any other party and delivered to the Lender as amended form time to time, as security for the Obligations.

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                  "Security Interest" has the meaning given in Section .

                  "Termination Date" has the meaning given in Section 2.4.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Minnesota.

                                   ARTICLE II

                     Amount and Terms of the Credit Facility

         Section 2.1 Revolving Advances. The Lender may, in its sole discretion, make advances to the Borrower from time to time from the date this Agreement is signed and delivered to the Termination Date, on the terms and subject to the conditions herein set forth (each an "Advance"). The Lender shall not consider any request for an Advance if, after giving effect to such requested Advance, the sum of the outstanding and unpaid Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Advances shall be evidenced by the Note. Within the limits set forth in this Section , the Borrower may request Advances, prepay, and request additional Advances. The Borrower shall make each request for an Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Advance. Requests may be made in writing or by telephone.

         Section 2.2 Interest; Default Interest.

                  (a) Revolving Note. Except as set forth in Sections and the outstanding principal balance of the Advances shall bear interest at the Floating Rate. All interest shall be payable monthly in arrears on the first day of the month and on demand.

                  (b) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Section , the Borrower shall pay to the Lender interest of not less than $70,000 per year during the term of this Agreement, and on each anniversary of this Agreement the Borrower shall pay any deficiency between such minimum interest charge and the amount of interest otherwise calculated under Sections and .

                  (c) Default Interest Rate. From the first day of any month during which Borrower is not in compliance with its agreements set forth in this Agreement or the Note, in the Lender's discretion and without waiving any of its other rights and remedies, the outstanding principal balance of the Advances shall bear interest at the Default Rate.

         Section 2.3 Closing and Extension Fees. The Borrower agrees to pay the Lender a closing fee of $26,250, to be paid on February 1, 1997. If this Agreement is extended pursuant to Section 2.4 hereof, Borrower agrees to pay the Lender an extension fee of one-half percent (.50 %) of the Maximum Line, to be paid upon the effective date of any such extension.

         Section 2.4 Discretionary Nature of Credit Facility; Termination Date, Extension. THE LENDER MAY AT ANY TIME AND FOR ANY REASON REFUSE TO MAKE AN ADVANCE AND/OR DEMAND PAYMENT OF THE ADVANCES AND TERMINATE THIS AGREEMENT WHETHER BORROWER IS OR IS NOT IN COMPLIANCE WITH THIS AGREEMENT. The Lender need not show that an adverse change has occurred in the Borrower's condition, financial or otherwise, in order to refuse to make any requested Advance or to demand payment of the Advances. This Agreement shall remain in effect until the one year anniversary of the date of this Agreement and such anniversary date is herein referred to as a "Termination Date". This Agreement may be extended for additional one year periods only upon written agreement by the Lender and the Borrower, in which case the one year anniversary of any such extension shall also be referred to as a "Termination Date".

         Section 2.5 Termination by Borrower.

                  (a) Termination by Borrower. The Borrower may terminate this Agreement at any time subject to payment and performance of all Obligations, may obtain any release or termination of the Security Interest to which the

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Borrower is otherwise entitled by law by (1) giving at least 30 days' prior written notice to the Lender of the Borrower's intention to terminate this Agreement, and (2) paying the Lender a prepayment fee in accordance with Section 2.5(b) if the Borrower terminates this Agreement effective as of any date other than the Termination Date.

                  (b) Prepayment Fee. If the Borrower desires to terminate this Agreement as of a Termination Date but without giving at least 30 days' prior written notice thereof, or any date other than a Termination Date after giving at least 30 days' prior written notice to the Lender of the Borrower's intention to do so, it shall pay to the Lender a prepayment fee of the greater of (i) 1% of the Maximum Line or (ii) the Minimum Interest Charge pursuant to subsection 2.2(b) above, prorated for the number of days remaining until a Termination Date; provided that (i) no prepayment penalty shall be due if the Borrower shall prepay the Obligations solely from cash flow generated from the Borrower's operations and (ii) no prepayment fee shall be required if the prepayment is wholly made pursuant to a refinancing with another "Norwest@ affiliated entity.

         Section 2.6 Mandatory Prepayment. Without notice or demand, if the outstanding principal balance of the Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Advances to the extent necessary to eliminate such excess.

         Section 2.7 Advances Without Request. The Borrower hereby authorizes the Lender, in its discretion, at any time or from time to time without the Borrower's request, to make Advances to pay accrued interest, fees, uncollected items that have been applied to the Obligations, and other Obligations due and payable from time to time.

                                   ARTICLE III

                                Security Interest

         Section 3.1 Grant of Security Interest. The Borrower hereby grants to the Lender a security interest (the "Security Interest") in the following collateral (the "Collateral"), as security for the payment and performance of the Obligations:

         INVENTORY: All inventory of Borrower, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located; and

         ACCOUNTS AND OTHER RIGHTS TO PAYMENT: Each and every right of Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by Borrower or by some other person who subsequently transfers such person's interest to Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including all of Borrower's rights to payment in the form of all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles; and

         EQUIPMENT: All of the Borrower's goods and equipment, as such term is defined in the UCC whether now or hereafter owned, including all present and future machinery, vehicles, furniture, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower;

         FINANCIAL ASSETS: All securities, securities entitlements, financial assets and certificates of deposit of Borrower, and all funds of Borrower on deposit with and all property in the possession of the Secured Party or any depository institution, each whether now owned or hereafter acquired; and

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         GENERAL INTANGIBLES: All of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future contract rights, patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of Borrower's business; and

         PROCEEDS: Together with all substitutions and replacements for and products of any of the foregoing property and together with proceeds of any and all of the foregoing property and, in the case of all tangible property, together with all accessions and together with (i) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any such tangible property, and (ii) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such tangible property.

         Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (either before or after the occurrence of an Event of Default) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         Section 3.3 Occupancy.

                   (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of each premises where Borrower conducts its business and has any rights of possession (the "Premises") at any time after the occurrence and during the continuance of an Event of Default.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender in good faith considers related.

                  (c) The Lender's right to hold the Premises shall terminate upon the earlier of payment in full of all Obligations, or final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof.

         Section 3.4 License/Maintenance of Intellectual Property. The Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents owned by or licensed to the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral following an Event of Default. The Borrower shall not sell, transfer, assign (by operation of law or otherwise), exchange, lease, license, allow to go abandoned or otherwise dispose of all or any portion of said intellectual property and shall maintain and protect all of such property in accordance with all applicable state, federal and foreign laws.

         Section 3.5 Filing a Copy. A carbon, photographic, or other reproduction of this Agreement or of a financing statement signed by Borrower is sufficient as a financing statement.

                                   ARTICLE IV

                              Conditions of Lending

         In view of the fact that Advances may be made in the sole discretion of the Lender, this Agreement does not set forth conditions precedent to Advances. The Lender will advise the Borrower of the Lender's documentation and other requirements before considering any Advance.

                                    ARTICLE V

                         Representations and Warranties

         The Borrower represents and warrants to the Lender as follows:

         Section 5.1 Name; Locations; Tax ID No., Subsidiaries. During its existence, the Borrower has done business solely under its corporate name as set forth herein and under such trade names and such other corporate names as disclosed to Lender in writing before this Agreement is signed and delivered. The address of Borrower's chief executive office and principal place of business and its federal tax identification number are set forth below its signature to this Agreement. All Inventory is located at that location or at one of the other locations disclosed to Lender in writing before this Agreement is signed and delivered. The Borrower has no subsidiaries except as disclosed to Lender in writing before this Agreement is signed and delivered.

         Section 5.2 Financial Condition; No Adverse Change. Before this Agreement was signed and delivered, the Borrower furnished the Lender certain of its unaudited financial statements certified by the Borrower. Those statements fairly present the Borrower's financial condition as of the dates indicated therein and the results of its operations for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower.

                                   ARTICLE VI

                      Affirmative Covenants of the Borrower

         So long as the Advances or any other obligations shall remain unpaid, the Borrower will comply with the requirements in this Article, unless the Lender shall otherwise consent in writing.

         Section 6.1 Reporting Requirements. The Borrower will deliver to the Lender each of the following in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements prepared in accordance with GAAP;

                  (b) as soon as available and in any event within 15 days after the end of each month, an unaudited/internal balance sheet and statement of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared in accordance with GAAP, subject to year-end audit adjustments, together with a compliance certificate in the form attached to this Agreement or such other form as Lender may require;

                  (c) within 10 days after the end of each month, agings of the Borrower's accounts receivable and accounts payable as of the end of such month;

                  (d) as soon as available and in any event no later than 15 days following the receipt thereof by the Borrower, a copy of the bank account statements of the Borrower as of the last day of each month from each bank with which Borrower maintains a checking account, such statements to be provided to the Lender directly by each such bank or by the Borrower with respect to a bank that is unwilling to send them to the Lender;

                  (e) weekly, on such day of the week as Lender may determine, agings of the Borrower's accounts receivable arising from the sale of Borrower's "TENPRINTER S-Series" product line, together with a schedule of such accounts receivable that are not Eligible Accounts.

                  (f) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request;

                  (g) within three days of Borrower's payment of or deposit for taxes, including but not limited to payroll taxes, proof of such payment in form acceptable to the Lender; and

                  (h) at least thirty (30) days before the beginning of each of Borrower's fiscal years, projections of Borrower's monthly balance sheets and income statements for such fiscal year

         Section 6.2 Inspection. Upon the Lender's request, the Borrower will permit any officer, employee, attorney, agent or accountant for the Lender to audit, review, make extracts from or copy any and all records of the Borrower and to inspect the Collateral at all times during ordinary business hours.

         Section 6.3 Account Verification. The Borrower will at any time and from time to time upon request of the Lender send requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Borrower authorizes the Lender to verify Accounts directly with account debtors or other obligors from time to time, including on a daily basis (and the Borrower understands the Lender intends to do so by telephone and/or in writing).

         Section 6.4 No Other Liens. The Borrower will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, purchase money security interests in equipment, the security interest of Norwest Bank Minnesota, N.A. in the Borrower's financial assets, and other security interests approved by the Lender in writing.

         Section 6.5 Insurance. The Borrower will at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with a lender's loss payable clause in favor of Lender to the extent of its interest.

         Section 6.6 Lockbox; Collateral Account. The Borrower has provided the Lender with agreements regarding a lockbox and a collateral account in connection with the collection of Accounts.

         Section 6.7 Minimum Book Net Worth. The Borrower will at all times maintain during each period described below, a Book Net Worth (on an unconsolidated, Borrower-only basis), determined as of the end of each month, of at least the amount set forth opposite such period:

                      Period                           Minimum Book Net Worth
                      ------                           ----------------------

    September, 1996                                         $10,400,000

    October, 1996     through      December, 1996           $ 9,050,000

    January, 1997     through      March, 1997              $ 8,600,000

    April, 1997       through      August, 1997             $ 8,200,000

    September, 1997                                         $ 8,500,000

Provided, however, that if Borrower's net worth shall increase by reason of the issuance of capital stock (including the conversion of subordinated debt to capital stock), the minimum book net worth amounts shown above shall thereafter be adjusted by the amount of such increase. If the Borrower's Book Net Worth as reported on the final audited financial statements for September 30, 1996 shall differ by $50,000 or more from $10, 455,000 as reported by Borrower to Lender, the Lender shall have the right to amend the Minimum Book Net Worth amounts shown above.

         Section 6.8 No Sale or Transfer of Collateral and Other Assets. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to anyone other than the sale of Inventory in the ordinary course of business.

         Section 6.9 Place of Business; Name. The Borrower will not change the location of its chief executive office or principal place of business from that disclosed pursuant to Section . The Borrower will not permit any tangible Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

         Section 6.10 Management Compensation. The Borrower will not increase the compensation , including salary, bonuses and all other forms of compensation (excepting, however, compensation in the form of the Borrower's capital stock or stock options), of its Senior Management Employees, individually or in the aggregate, by more than 10% in any of Borrower's fiscal years. For the purposes of this Section 6.10, "Senior Management Employees" shall mean Jack A. Klingert, Donald E. Berg, Glenn M. Fishbine, Louis C. Petsolt, Paul J. Skritp, and any person who replaces such employee.



                                   ARTICLE VII

                     Events of Default, Rights and Remedies

         Section 7.1 Events of Default. An "Event of Default" as used herein shall mean any of the following:

                  (a) Failure to pay the Note when demanded, and in this connection Borrower hereby waives presentment, notice of dishonor and protest;

                  (b) A petition shall be filed by or against the Borrower under the United States Bankruptcy Code naming the Borrower as debtor;

                  (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement or any other Loan Document.

         Section 7.2 Rights and Remedies. As provided in Section 2.5, the Lender may, at any time and for any reason, refuse to make any requested Advance or demand payment of the Advances. Upon such demand or upon the occurrence of an Event of Default or at any time thereafter, the Lender may exercise any or all of the following rights and remedies:

                  (a) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (b) the Lender may exercise any other rights and remedies available to it by law or agreement.

The remedies provided hereunder are cumulative.

         Section 7.3 Certain Notices. If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section ) at least 10 calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  Miscellaneous


         Section 8.1 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for hereunder shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopy number as set forth below its signature to this Agreement.

         Section 8.2 Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses (including legal fees) incurred by the Lender in connection with the Loan Documents, and any other document or agreement related thereto, and the transactions contemplated hereby, including wire transfer and ACH charges, the cost of credit reports, overadvance fees, the expense of any on-site auditors (not to exceed the then current standard applicable rate, which on the date of this Agreement is $400 per day per auditor plus out of pocket expenses), and fees and expenses in enforcing this Agreement.

         Section 8.3 Indemnity. In addition to the payment of expenses pursuant to Section , the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                  (1) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement and the other Loan Documents or the making of the Advances;

                  (2) any and all liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with any investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances, this Agreement and the other Loan Documents or the use or intended use of the proceeds of the Advances; and

                  (3) any claim, loss or damage to which any Indemnitee may be subjected as a result of any violation of any federal, state, local or other governmental statute, regulation, law, or ordinance dealing with the protection of human health and the environment.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

         Section 8.4 Binding Effect; Assignment; Sharing of Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the prior written consent of the Lender. Without limitation of the Lender's right to share information regarding the Borrower and its Affiliates with Lender's participants, accountants, lawyers and other advisors, the Lender may share at any time with Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, any and all information the Lender may have in its possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such sharing of information.

         Section 8.5 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. This Agreement and the Note shall be governed by and construed in accordance with the laws (other than conflict laws) of the State of Minnesota. Each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Agreement shall be venued in either the District Court of Hennepin County, Minnesota located in Minneapolis, Minnesota, or the United States District Court, District of Minnesota, Fourth Division. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first above written.

NORWEST BUSINESS CREDIT, INC.              DIGITAL BIOMETRICS, INC.

                                           By
By                                            --------------------------------
   -----------------------------               Jack A. Klingert, Its President
    Warren G. Lindman                          Its President
    Its Assistant Vice President
Address:                                   Address:
Norwest Center                             5600 Rowland Road
Sixth Street and Marquette Avenue          Suite 205
Minneapolis, Minnesota 55479-0152          Minnetonka, Minnesota 55343

Telecopy No. (612) 673-8589                Telecopy No. (612) 932-7181
Federal Tax ID No. 41-1712687              Federal Tax I.D. No. 41-1545069







                [Signature Page to Credit and Security Agreement]

                             COMPLIANCE CERTIFICATE

To:               Warren G.  Lindman
                  Norwest Business Credit, Inc.

Date:             __________________, 199___

Subject:          Digital Biometrics, Inc.
                  Financial Statements

                  In accordance with our Credit and Security Agreement dated as of September 30, 1996 (the "Credit Agreement"), attached are the financial statements of Digital Biometrics, Inc. (the "Borrower") as of and for ________________, 19___ (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

                  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower's financial condition as of the date thereof.

                  Events of Default.  (Check one):

         |_| The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.

         |_| The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect to thereto.

                  Representation and Warranties. (Check one):

         |_| The undersigned hereby reaffirms the representations and warranties as set forth in the Credit Agreement, each of which are true and correct as of the date hereof.

         |_| The undersigned hereby reaffirms the representations and warranties set forth in the Credit Agreement, each of which are true and correct as of the date hereof except as described in the statement attached hereto.

                  Financial Covenants.  I further hereby certify as follows:

                  1. Minimum Book Net Worth. Pursuant to Section of the Credit Agreement, as of the Reporting Date, the Borrower's Book Net Worth was $____________, which |_| satisfies |_| does not satisfy the requirement that such amount be not less than $_____________ on the Reporting Date as set forth in table below:

                     Period                             Minimum Book Net Worth
                     ------                             ----------------------

   September, 1996                                          $10,400,000
   October, 1996     through     December, 1996             $ 9,050,000
   January, 1997     through     March, 1997                $ 8,600,000
   April, 1997       through     August, 1997               $ 8,200,000
   September, 1997                                          $ 8,500,000

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                            DIGITAL BIOMETRICS, INC.

                            By
                               -------------------------------------------------
                                Donald E. Berg
                                Its Vice President of Finance and Administration